UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 12, 2006

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(480) 609-3330
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 12, 2006, Meritage Homes Corporation (the “Company”) entered into a Stock Purchase Agreement with John Landon, a director and the Company’s former Co-Chairman and Co-Chief Executive Officer. Pursuant to the Stock Purchase Agreement, the Company acquired 1,000,000 shares of the Company’s common stock, par value $0.01 per share, at a price of $52.19 per share, or an aggregate purchase price of $52,190,000. The settlement date for the acquisition of the common stock was June 14, 2006 and the purchase was made pursuant to the Company’s existing stock repurchase program.

The purchase price for the common stock acquired pursuant to the Stock Purchase Agreement was based on the closing price of Meritage’s common stock on June 2, 2006 (as reported by the New York Stock Exchange) plus a premium of 4%. The Company’s acquisition of the common stock, which was approved by the disinterested members of the Board of Directors, was conditioned upon the Company’s receipt of a written opinion as to the fairness of the repurchase transaction to the Company from a financial point of view. In satisfaction of this condition, the Company received a written fairness opinion from JMP Securities LLC dated June 12, 2006.

A copy of the Stock Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

In connection with the Company’s purchase of the common stock shares from John Landon, Mr. Landon resigned as a member of the Board of Directors, which resignation was effective June 14, 2006. In connection with Mr. Landon’s resignation, William G. Campbell, a long-time friend of Mr. Landon, also resigned his position as a member of the Board of Directors, effective immediately.

On June 12, 2006, the Company and John Landon also entered into (i) a Settlement Agreement and Mutual Release and Waiver of Claims (the “Settlement Agreement”) and (ii) a Cooperation Agreement.

Pursuant to the Settlement Agreement, the Company and John R. Landon agreed to mutually release any claims each party had against the other, subject to certain exceptions including, but not limited to, breaches of the Settlement Agreement and the non-compete restrictions contained in John Landon’s prior Employment Agreement. The Settlement Agreement also reflects the resolution and treatment of miscellaneous post-employment matters relating to John Landon’s separation from the Company. A copy of the Settlement Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated by reference herein.

Pursuant to the Cooperation Agreement, John Landon agreed that until May 18, 2008, he will vote any of the remaining shares of the Company’s common stock that he or his affiliates own or control in favor of directors recommended by the Nominating/Corporate Governance Committee of the Board of Directors, and with respect to any other proposal before the shareholders of the Company before May 18, 2007, in accordance with the recommendation of the Board of Directors. Mr. Landon also agreed to customary standstill provisions until May 18, 2008.

To facilitate the agreements contained in the Cooperation Agreement, Mr. Landon granted to the members of the Nominating/Corporate Governance Committee, or any of them, an irrevocable proxy with respect to all shares of the Company’s common stock that Mr. Landon beneficially owns or controls.

The Cooperation Agreement is filed as Exhibit 10.3 to this Form 8-K and is incorporated by reference herein.

A copy of the Company’s press release announcing these agreements is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                           Stock Purchase Agreement, dated June 12, 2006

10.2                           Settlement Agreement and Mutual Release and Waiver of Claims, dated June 12, 2006

10.3         Cooperation Agreement, dated June 12, 2006

99.1         Press Release, dated June 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 15, 2006

MERITAGE HOMES CORPORATION

/s/	LARRY W. SEAY
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer